Exhibit 99.1

NEWS RELEASE

For Immediate Release

Media Contact:

Bob Williams

828-454-0687

willib@BlueRidgePaper.com

BLUE RIDGE PAPER PRODUCTS INC. CONFIRMS PRELIMINARY DICUSSSIONS WITH THE RANK GROUP REGARDING A POTENTIAL TRANSACTION

Canton, NC (March 26, 2007) — Blue Ridge Paper Products Inc. (Bloomberg: bluerd) (“Blue Ridge”), a vertically integrated manufacturer of specialty paperboard packaging products and a broad range of specialty and commodity grades of paperboard and paper products, announced today that it is engaged in preliminary discussions with The Rank Group pursuant to a non-binding letter of intent regarding a potential transaction involving the sale of Blue Ridge.  The Rank Group is the owner of the Carter Holt Harvey Ltd. group of companies, headquartered in New Zealand, and Evergreen Packaging Inc. (formerly the Beverage Packaging Division of International Paper).  There can be no assurance that a definitive agreement will be reached by the parties or that a transaction will take place between Blue Ridge and the Rank Group now or in the future.  Blue Ridge does not intend to comment on or provide further updates regarding this matter unless and until circumstances warrant such disclosure.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, statements relating to the fact that discussions are taking place with The Rank Group concerning a possible transaction, the continued advancement or termination of Blue Ridge’s discussions with The Rank Group relating to the potential transaction, or the affect on Blue Ridge’s business or prospects for success if the potential transaction is or is not consummated, and other statements, which are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions relating to matters that are not historical facts are forward-looking statements.  Although Blue Ridge believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the fact that the proposed transaction may not be completed and other risks disclosed in Blue Ridge’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR.